As filed with the Securities and Exchange Commission on December 28, 2012	File No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact name of issuer as specified in its charter)

Georgia	58-1807304
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

United Community Banks, Inc.	Jimmy C. Tallent
125 Highway 515 East	125 Highway 515 East
Blairsville, Georgia 30512	Blairsville, Georgia 30512
(706) 781-2265	(706) 781-2265
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James W. Stevens
Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, Georgia 30309-4530
(404) 815-6500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

9.0% Senior Notes due 2017	$35,000,000	100%	$35,000,000	$4,774.00

Total:			$35,000,000	$4,774.00

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on 100% of the aggregate principal amount of the 9.0% Senior Notes due 2017 (the “Notes”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ___________ __, 2012

PROSPECTUS

$35,000,000
9.0% SENIOR NOTES DUE 2017

On October 3, 2012, we completed a private offering of $35,000,000 aggregate principal amount of the 9.0% Senior Notes due 2017 (the “Notes”). The Notes were sold to three institutional purchasers (the “Purchasers”) at an offering price of 100% of face amount. This prospectus relates to the potential resale from time to time by the Purchasers of some or all of the Notes (the “Selling Noteholders”). We will not receive any proceeds from the resale of the Notes by the Selling Noteholders.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of October 3, 2012, between the Company and Wilmington Trust, National Association, as trustee. The Indenture contains covenants that, among other things, limit the ability of the Company to create liens on the stock of its bank subsidiary.

Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2013. The Notes are not redeemable and will mature on October 15, 2017.

No public trading market currently exists for the Notes. We do not intend to list the Notes on any securities exchange or any automated quotation system.

The Notes may be offered and sold from time to time by the Selling Noteholders identified in this prospectus or in supplements to this prospectus. The Selling Noteholders may sell the Notes directly or through underwriters, broker-dealers or agents and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. If the Notes are sold through underwriters, broker-dealers or agents, the Selling Noteholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Selling Noteholders will receive all of the net proceeds from the sale of the Notes.

Investing in our securities involves a high degree of risk. We urge you to carefully read the sections entitled “Risk Factors” beginning on page 2 and in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. An investment in securities of United Community Banks, Inc. is not insured by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is __________ __, 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its cover page regardless of the time of delivery or any sale of the Notes. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

We are issuing the Notes only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Notes and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Notes offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

 It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 2. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “United” or “the Company” refer to United Community Banks, Inc. and its subsidiaries on a consolidated basis.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decisions. This prospectus provides you with a general description of United, the Notes issuable under this prospectus and the offering. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Notes.

Business

We are the third largest bank holding company headquartered in Georgia. As of September 30, 2012, we have total consolidated assets of $6.70 billion, total loans of $4.14 billion, excluding the loans acquired from Southern Community Bank (“SCB”) that are covered by loss sharing agreements and therefore have a different risk profile, total deposits of $5.82 billion and shareholders’ equity of $585 million. We conduct substantially all of our operations through our wholly-owned Georgia bank subsidiary, United Community Bank (the “bank”), which operates with decentralized management that is currently organized as 27 separate “community banks” at 106 locations in north Georgia, the Atlanta metropolitan statistical area (or MSA), the Gainesville, Georgia MSA, coastal Georgia, western North Carolina and eastern Tennessee. While we enjoy the efficiencies of a single bank charter, each of our “community banks” is led by a local president and management team who collectively have significant experience in and ties to their respective communities. Our community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured lending, wire transfers, brokerage services and other financial services.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the period ended September 30, 2012. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

We were incorporated in 1987 as a Georgia corporation. Our principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and our telephone number is (706) 781-2265. Our website is http://www.ucbi.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.

About the Offering

On October 3, 2012, we completed a private offering of $35,000,000 aggregate principal amount of the 9.0% Senior Notes due 2017 (the “Notes”). The Notes were sold to three institutional purchasers (the “Purchasers”) at an offering price of 100% of face amount. This prospectus relates to the potential resale from time to time by the Purchasers of some or all of the Notes (the “Selling Noteholders”). We will not receive any proceeds from the resale by the Selling Noteholders of the Notes.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of October 3, 2012, between the Company and Wilmington Trust, National Association, as trustee. The Indenture contains covenants that, among other things, limit the ability of the Company to create liens on the stock of its bank subsidiary.

Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2013. The Notes are not redeemable and will mature on October 15, 2017.

No public trading market currently exists for the Notes. We do not intend to list the Notes on any securities exchange or any automated quotation system.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties listed below, together with the risk factors described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “A Warning About Forward Looking Statements”.

Risks Associated with Our Business and Related to Regulatory Events

For the risks associated with our business and industry, as well as the risks related to legislative and regulatory events, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated in this prospectus by reference.

Risks Related to the Notes

It is unlikely that an active trading market for the Notes will develop.

The Notes will not be liquid investments because no public trading market currently exists for such Notes and it is unlikely that a market will develop. Potential purchasers of the Notes should consider carefully the limited liquidity of such investment before purchasing some or all of the Notes. We do not intend to apply for the listing of the Notes on any securities exchange. We cannot assure you that an active market for the Notes will develop. Even if a trading market for the Notes were to develop, it may not continue, and a purchaser of some or all of the Notes may not be able to sell such Notes at or above the price at which they were purchased.

We may be unable to repay the Notes.

As a bank holding company, our ability to pay dividends depends primarily on the receipt of dividends from our wholly-owned bank subsidiary. Dividend payments from the bank are subject to legal and regulatory limitations, generally based on retained earnings, imposed by bank regulatory agencies. The ability of the bank to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements. As of September 30, 2012, pursuant to these restrictions, the bank does not have the ability to pay dividends to us without prior regulatory approval.

Future dividend payments are restricted by the terms of Treasury’s equity investment in us and an informal memorandum of understanding.

Beginning in the third quarter of 2008, we began to pay stock dividends in lieu of cash dividends to preserve capital and strengthen our tangible common equity levels. Under the terms of the Troubled Asset Relief Capital Purchase Program of the United States Department of the Treasury, as long as the Series B Preferred Stock is outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including the Common Stock, are prohibited until all accrued and unpaid dividends are paid on the Series B Preferred Stock, subject to certain limited exceptions. See “Item 1. Business—Payment of Dividends” in United’s Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference.

In addition, pursuant to an informal memorandum of understanding we entered into with Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance, we may not incur additional indebtedness, pay cash dividends, make payments on our trust preferred securities or subordinated indebtedness or repurchase outstanding capital stock, including the Common Stock, without prior approval of the Federal Reserve Bank of Atlanta.

At maturity, the entire outstanding principal amount of the Notes will become due and payable by us. In addition, if an “event of default”, as defined in the Indenture, occurs and is continuing, holders of at least 25% of the principal amount of the then outstanding Notes may declare all the Notes and interest accrued thereon to be due and payable immediately. We may not have sufficient funds to make the required repayment at such time or have the ability to arrange necessary financing on acceptable terms. We cannot assure you that we will have sufficient funds or will be able to arrange for additional financing to pay the principal amount due. In addition, future borrowing arrangements or regulatory or other agreements or obligations to which we become a party may contain restrictions on, or prohibitions against, our repayment of the Notes. Our inability to pay for your Notes could result in your receiving substantially less than the principal amount of the Notes.

We significantly increased our leverage as a result of the sale of the Notes.

As a result of incurring $35,000,000 of indebtedness, our principal and interest payment obligations are significant. The degree to which we will be leveraged could materially and adversely affect our ability to obtain additional necessary financing and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business, regulatory and other factors affecting our operations, many of which are beyond our control, including the uncertain impact on our business operations of the federal “fiscal cliff” arising from the combination of tax increases and automatic spending cuts scheduled to take effect at the end of calendar 2012 and in early calendar 2013 in the United States.

An investment in the Notes is not an insured deposit.

The Notes are not bank deposits and, therefore, are not insured against loss by the Federal Deposit Insurance Corporation (“FDIC”) or any other public or private entity. Investment in the Notes is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus and is subject to the same market forces that affect the securities in any company. As a result, if you acquire the Notes, you may lose some or all of your investment.

We may be unable to generate sufficient cash flow to satisfy our obligations under the Note.

Our ability to generate cash flow from operations to make interest payments on the Notes will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions and the federal “fiscal cliff.” If our operations do not generate sufficient cash flow from operations to satisfy our obligations under the Note, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. For example, additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations, incur substantially more debt or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of United and its subsidiaries. We caution our investors and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011:

●	our ability to maintain profitability;

●	our ability to fully realize our deferred tax asset balances, including net operating loss carry-forwards;

●	the condition of the banking system and financial markets;

●	the results of our most recent internal credit stress test may not accurately predict the impact on our financial condition if the economy were to continue to deteriorate;

●	our ability to raise capital as may be necessary;

●	our ability to maintain liquidity or access other sources of funding;

●	changes in the cost and availability of funding;

●	the success of the local economies in which we operate;

●	our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;

●	changes in prevailing interest rates may negatively affect our net income and the value of our assets;

●	the accounting and reporting policies of United;

●	if our allowance for loan losses is not sufficient to cover actual loan losses;

●	we may be subject to losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;

●	competition from financial institutions and other financial service providers;

●	the U.S. Treasury may change the terms of our fixed rate cumulative perpetual preferred stock, Series B (the “Series B preferred stock”);

●	risks with respect to future expansion and acquisitions;

●	if the conditions in the stock market, the public debt market and other capital markets deteriorate;

●	the impact of the Dodd-Frank Wall Street Reform Act of 2010 and related regulations and other changes in financial services laws and regulations;

●
the potential impact of the federal “fiscal cliff” arising from the combination of tax increases and automatic spending cuts scheduled to take effect at the end of calendar 2012 and in early calendar 2013 in the United States;

●	the failure of other financial institutions;

●	a special assessment that may be imposed by the FDIC on all FDIC-insured institutions in the future, similar to the assessment in 2009 that decreased our earnings;

●	the formal investigation by the SEC on any penalty, sanction or further restatement of our previously issued financial statements that may result from such investigation;

●	the costs and effects of litigation, examinations, investigations, or similar matters, or adverse facts and developments related thereto, including possible dilution; and

●
regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that occur, or any such proceedings or enforcement actions that is more severe than we anticipate.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges excluding interest on deposits for the periods indicated:

				Year Ended December 31,
	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011		2011		2010		2009		2008		2007
Including interest on deposits	1.34 x	(2.74	) x	(1.94	) x	(2.84	) x	(.90	) x	.55	x	1.32	x
Excluding interest on deposits	1.61 x	(8.24	) x	(5.95	) x	(11.82	) x	(8.53	) x	(2.19	) x	2.85	x

(1)
Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest with rental expense, pre-tax earnings required to pay dividends on outstanding preferred stock and pre-tax accretion.

(2)
The amount of pre-tax earnings required to achieve one-to-one coverage for the year ended December 31, 2011 was $249 million and for the year ended December 31, 2010 was $448 million, excluding interest on deposits.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Notes offered by the Selling Noteholders. All proceeds from the sale of the Notes will be solely for the accounts of the Selling Noteholders.

PLAN OF DISTRIBUTION

We are registering the Notes covered by this prospectus to permit the Selling Noteholders to conduct public secondary trading of the Notes from time to time after the date of this prospectus. The aggregate proceeds to the Selling Noteholders from the sale of the Notes will be the purchase price of the Notes less any discounts and commissions. A Selling Noteholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of the Notes to be made directly or through agents.

The Notes offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Noteholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest; or

●
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions or concessions, from the Selling Noteholders or the purchasers of the Notes.

The Selling Noteholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Notes may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Notes by such Selling Noteholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Noteholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 of the Exchange Act.

The Notes may be sold in one or more transactions at:

●           fixed prices;

●           prevailing market prices at the time of sale;

●           prices related to such prevailing market prices;

●           varying prices determined at the time of sale; or

●           negotiated prices.

No public trading market currently exists for the Notes. We do not intend to list the Notes on any securities exchange or any automated quotation system. See “Risk Factors – Risks Related to the Notes”.

The sales may be effected in one or more transactions:

●	in the over-the-counter market;

●	in transactions other than on a national securities exchange or quotation service or in the over-the-counter market;

●
through the writing of options (including the issuance by the Selling Noteholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	in a public auction;

●	through the settlement of short sales; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the Notes, the Selling Noteholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

●	loan or pledge the Notes to broker-dealers or other financial institutions that in turn may sell the Notes

●
through the writing of options (including the issuance by the Selling Noteholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	in a public auction;

●
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Notes, which the broker-dealer or other financial institution may resell under the prospectus; or

●	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The Selling Noteholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In effecting sales, broker-dealers or agents engaged by the Selling Noteholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Noteholders in amounts to be negotiated immediately prior to the sale; but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Noteholder and any underwriter, broker-dealer or agent regarding the sale of the Notes by the Selling Noteholders. In the event any underwriter, broker-dealer or agent is engaged regarding the sale of the Notes by the Selling Noteholders, we will file a post-effective amendment to the registration statement, of which this prospectus forms a part, to disclose such material change in the plan of distribution.

There can be no assurance that any Selling Noteholder will sell any or all of the Notes under this prospectus. Further, we cannot assure you that any such Selling Noteholder will not transfer, devise or gift the Notes by other means not described in this prospectus. The Notes covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Notes may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Notes may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and complied with.

The Selling Noteholders and any other person participating in the sale of the Notes will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Notes by the Selling Noteholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Notes to engage in market-making activities with respect to the Notes being distributed. This may affect the marketability of the Notes and the ability of any person or entity to engage in market-making activities with respect to the Notes.

We have agreed to indemnify the Selling Noteholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Notes covered by this prospectus.

SELLING NOTEHOLDERS

On October 3, 2012, we sold the Notes covered by this prospectus to three institutional purchasers, which are the initial Selling Noteholders under this prospectus, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. The Selling Noteholders, or its successors, including transferees, pledgees and donees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the Notes they own.

The following table sets forth certain information as of the date of this prospectus, concerning the principal amount of the Notes beneficially owned that may be offered from time to time under this prospectus by the Selling Noteholders named in the table. We prepared this table based on the information supplied to us by the Selling Noteholders named in the table and we have not sought to verify such information. This table only reflects information regarding Selling Noteholders who have provided us with such information. Information concerning the Selling Noteholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the Notes covered by this prospectus will be held by the Selling Noteholders.

We do not know when or in what amounts the Selling Noteholders may offer the Notes for sale. The Selling Noteholders might not sell any or all of the Notes offered by this prospectus. Because the Selling Noteholders may offer all or some of the Notes pursuant to this offering, we cannot estimate the number of the Notes that will be held by the Selling Noteholders after completion of the offering.

Based upon information provided by the Selling Noteholders, none of the Selling Noteholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

In addition, except as indicated in the table below, the Selling Noteholders have represented to us that they are not, nor are they affiliated with, a registered broker-dealer.

Name	Principal Amount of Notes Beneficially Owned and Offered	Percentage of Notes Beneficially Owned	Notes Beneficially Owned Upon Completion of the Offering
			Number	Percentage

Regiment Capital, LTD	$30,000,000	85.7%	—	—

John Hancock Bank & Thrift Opportunity Fund	$3,500,000	10.0%	—	—

Hovde Credit Opportunities Master Fund, L.P.	$1,500,000	4.3%	—	—

All expenses incurred in connection with the registration of the Notes owned by the Selling Noteholders will be borne by us, other than any fees and expenses of legal counsel or other advisors that may be incurred by the Selling Noteholders. The Selling Noteholders will be responsible for any commissions, discounts, and fees, if any.

DESCRIPTION OF NOTES

The following is a general description of the terms and provisions of the Notes. This summary is not meant to be a complete description of the Notes. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended (the “Bylaws”), the applicable provisions of the Georgia Business Corporation Code, and the Indenture between us and Wilmington Trust, National Association, as trustee, dated as of October 3, 2012 (the “Indenture”). The Articles are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2011 and our Bylaws are filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2011. The Indenture, including the form of definitive note, is filed as an exhibit to our Current Report on Form 8-K filed on October 4, 2012.

Wherever particular provisions or defined terms of the Indenture or the Notes are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the Notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus under “Where You Can Find More Information”.

General

The Notes are initially limited to $35 million in principal amount, and will mature on October 15, 2017. The Notes bear interest at a rate of 9.0% per year, payable semi-annually on April 15 and October 15 of each year commencing April 15, 2013, to holders of record at the close of business on April 1 and October 1, as the case may be, preceding the next interest payment date. Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months, and interest for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in any partial month.

The Notes are issued in registered form, without coupons, and only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The Notes are our senior, unsecured obligations of the Company and rank equally in right of payment with all of our existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to the Junior Subordinated Debt (as defined in the Indenture) and any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

We may at any time, without notice to or the consent of the holders of the Notes, but in compliance with the terms of the Indenture, issue additional notes having the same ranking, interest rate, maturity date and other terms as the Notes.

Transfer and Exchange

Each Note issued under the Indenture shall be deposited with Wilmington Trust, National Association (the “Trustee”), as custodian for The Depository Trust Company (the “Depositary”), or a nominee, duly executed by the Company and authenticated by the Trustee. Notes may not be transferred except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Notes that are exchanged by the Company shall be issued in fully registered form, without interest coupons, and in the aggregate principal amount equal to that of the Note or portion thereof to be so exchanged, and shall be registered in such names and be in such authorized denominations as the Depositary shall instruct the Trustee in writing, and shall bear certain legends. Notes may only be exchanged or replaced in whole, and not in part, except (i) upon an occurrence of an Event of Default (as defined below) and (ii) as directed by the Depositary.

Protection in the Event of a Change of Control

The Notes will not contain any provisions which may afford holders of the Notes protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of Notes.

Covenants

Consolidation, Merger and Sale of Assets.

Subject to certain exceptions, for so long as any of the Notes are outstanding, the Company and United Community Bank, the Company’s material subsidiary, will not directly or indirectly, sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the material subsidiary, nor will the Company permit the material subsidiary to issue such securities of the material subsidiary if, in each case, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding voting stock of the material subsidiary.

Additionally, for so long as any of the Notes are outstanding, and subject to certain exceptions, the Company will not permit the material subsidiary to merge or consolidate with or into any corporation or other person, unless:

●	the Company is the surviving corporation or person; or

●	unless, upon such transaction, the Company will own, directly or indirectly, at least 80% of the surviving corporation’s issued and outstanding voting stock.

Further, the Company will not permit the material subsidiary to lease, sell, assign or transfer all or substantially all of its properties and assets to any person (other than the Company), unless, upon such transaction, the Company will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of that person.

Liens.

Subject to certain exceptions, for so long as any of the Notes are outstanding, the Company and the material subsidiary, will not create, assume, incur, encumbrance or lien, as the security for indebtedness for borrowed money, upon any shares of voting stock of the material subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock), without making effective provision whereby the Notes shall be equally and ratably secured with any and all such indebtedness, if such action would result in the Company not continuing to own at least 80% of the issued and outstanding voting stock of the material subsidiary.

Events of Default

Each of the following constitutes an “Event of Default” with respect to the Notes:

●	default in the payment of any installment of interest on any of the Notes, when the interest becomes due and payable, and continuance of such default for a period of 30 days;

●	default in the payment of the principal of any of the Notes, when the Notes become due and payable at maturity, by declaration of acceleration of maturity or otherwise;

●	our failure to perform any other covenant or agreement on the part of the Company contained in the Notes and continuance of such default for a period of 60 days;

●	certain events of bankruptcy, insolvency, reorganization of the Company or our material subsidiary; or

●
default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or our material subsidiary having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal amount of all the Notes and interest accrued thereon to be immediately due and payable. The Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

No holder of Notes will have any right to pursue a remedy with respect to the Indenture or the Notes unless:

●	the holder of a Note gives to the Trustee written notice of a continuing Event of Default;

●	the holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

●	Such holders of the Notes offer and provide to the Trustee security or indemnity acceptable to it against any loss, liability or expense;

●	the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of security or indemnity applicable to it; and

●	the holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request within such 60-day period.

No holder of a Note shall have any right to affect, disturb or prejudice the rights of any other holder of a Note, or to obtain or seek to obtain priority over or preference to any other holder of a Note, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes.

The right of any holder of a Note shall not be impaired or affected without the holder’s consent to receive payment of, principal of, premium, if any, on, and interest on such Note, on or after the due date expressed in the Note, or to bring suit for the enforcement of any such payment.

If we default in the payment of any installment of interest on any of the Notes when the interest becomes due and  payable, and such default continues for a period of 30 days, or we default in the payment of the principal of any of the Notes, when the Notes become due and payable at maturity, by declaration of acceleration of maturity or otherwise, and such default is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Trustee collects any money or other property in connection with an Event of Default, any money or other property distributable in respect of the Company’s obligations under the Indenture shall be applied in the following order:

●
first: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

●
second: to holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

●	third: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to holders of Notes.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of ant holders of Notes, unless such holders have offered and provided to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Amendment and Waiver

We may enter into one or more Indentures without the consent of any holder of a Note, for one or more of the following purposes:

●	to secure the Notes;

●	to cure any ambiguity, defect or inconsistency;

●
to provide for uncertificated Notes in addition to or in place of definitive Notes or to alter the provisions of Article under the Indenture in a manner that does not adversely affect any holder of Notes;

●	to provide for the assumption of the Company’s obligations to the holders of the Notes by a successor to the Company;

●
to conform the text of the Indenture, any supplemental indenture, if applicable, or the Notes to any provision of set forth under the heading “Description of the Notes” in a prospectus supplement applicable to the notes;

●	to supplement any of the provisions of the Indenture to permit or facilitate the defeasance and discharge of any Note;

●	to make any change that would provide any additional rights or benefits to the holders of the Notes;

●	to make any change that is not inconsistent with the Indenture and does not adversely affect the legal rights hereunder of any holder of a Note; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939.

The Company and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium, if any, on and interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

The holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance of any provision of the Indenture or the Notes. However, no amendment or waiver may be made without the consent of the holder of each outstanding note if such amendment or waiver would:

●           change the stated maturity of the principal of and interest on any Note;

●           reduce the principal amount of, reduce the rate of, or extend or change the time for payment of interest on, any Note;

●           change the place or currency of payment of principal of, premium, if any, on and interest on any Note;

●           impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

●	reduce the percentage in principal amount of outstanding Notes the consent of whose holders is required for modification or amendment of the Indenture;

●	reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

●	modify provisions with respect to modification and waiver.

Satisfaction and Discharge, Legal Defeasance, and Covenant Defeasance

Satisfaction and Discharge.

We may satisfy and discharge and discharge our obligations under the Indenture, when:

●
either (i) all Notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and Notes for whose payment has been deposited in trust by the Company and thereafter repaid to the Company, have been delivered to the trustee for cancellation, or (ii) all Notes that have not been delivered to the trustee for cancellation have become due and payable or shall become due and payable within one year and the Company has irrevocably deposited with the trustee or the paying agent the principal, premium, if any, and accrued interest, to the date of maturity in trust;

●	we have paid all sums under the Indenture with respect to the Notes;

●	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the Notes at maturity; and

●	we have delivered an officers’ certificate and an opinion of counsel to the trustee.

Notwithstanding the satisfaction and discharge of the Indenture with respect to the Notes, the obligations of the Company and the Trustee with respect to the Notes shall survive such satisfaction and discharge. The Trustee, on demand and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture.

Legal Defeasance and Discharge.

 The Indenture provides that we will be deemed to have paid and discharged the entire indebtedness with respect to the outstanding upon the satisfaction of certain conditions.

We will be so discharged upon:

●
irrevocable deposit with the Trustee, in trust, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the outstanding Notes on the stated maturity, and the Company specifies whether the Notes are being defeased to maturity;

●
delivery to the Trustee of an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

●
delivery to the Trustee of an opinion of counsel confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

●
delivery to the Trustee of an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

●	no occurrence or continued occurrence of default or Event of Default on the date of the deposit, or at any time in the period ending on the 91st day after the date of deposit;

●
such defeasance not resulting in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

●
delivery to the Trustee of an officers’ certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

●	receipt by the Trustee of such other documents, assurances, and opinions of counsel as the Trustee shall have reasonably required.

Covenant Defeasance.

The Indenture provides that we will be released from our obligations with respect to the Notes and under certain covenants contained in the Indenture upon the satisfaction of certain conditions.

We will be so discharged upon:

●
irrevocable deposit with the Trustee, in trust, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the outstanding Notes on the stated maturity, and the Company specifies whether the Notes are being defeased to maturity;

●
delivery to the Trustee of an opinion of counsel confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

●
delivery to the Trustee of an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

●
delivery to the Trustee of an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

●	no occurrence or continued occurrence of default or Event of Default on the date of the deposit, or at any time in the period ending on the 91st day after the date of deposit;

●
such defeasance not resulting in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

●
delivery to the Trustee of an officers’ certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

●	receipt by the Trustee of such other documents, assurances, and opinions of counsel as the Trustee shall have reasonably required.

The Trustee

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any affiliate of the Company. In the event that the Trustee acquires any conflicting interest as defined in the Trust Indenture Act of 1939, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

In order to secure the Company’s payment obligations to the Trustee, the Trustee shall have a mortgage, pledge, lien, charge, security interest or encumbrance prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes by an initial beneficial owner thereof. We have based this summary upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, as amended (the “Treasury Regulations”), administrative rulings and pronouncements and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and are subject to change, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation.

This summary assumes that a beneficial owner will hold the Notes as capital assets within the meaning of section 1221 of the Code. This summary does not address the tax consequences arising under the laws of any state or local jurisdiction or Non-U.S. jurisdiction or any other U.S. federal tax consequences, such as estate and gift tax consequences. In addition, this summary does not address all tax considerations that might be applicable to your particular circumstances (such as the alternative minimum tax provisions of the Code), or to certain types of holders subject to special tax rules, including, without limitation, partnerships, banks, financial institutions or other “financial services” entities, broker-dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, retirement plans, individual retirement accounts or other tax-deferred accounts, persons who use or are required to use mark-to-market accounting for federal income tax purposes, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, and certain former citizens or permanent residents of the United States.

If a partnership holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding any of the Notes, you should consult your tax advisor.

If you are considering the purchase of the Notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

As used in this discussion, a “U.S. Holder” is a beneficial owner of the Notes that is:

●	an individual who is a citizen or resident of the United States;

●
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●
a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

Consequences to U.S. Holders

Stated Interest on the Notes. Stated interest on the Notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption, or other Taxable Disposition. Upon the sale, exchange, redemption, or other taxable disposition of the Notes, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale or other taxable disposition (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the Notes at that time. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, redemption, or other taxable disposition of the Notes. A U.S. Holder’s tax basis in the Notes generally will be equal to the amount paid for the Notes. Gain or loss realized on the sale, exchange, redemption or other taxable disposition of the Notes generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the Notes have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder before January 1, 2013 generally is subject to tax at a maximum rate of 15%. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding. Generally, we must report to the IRS the amount of the payments of interests on the Notes or the proceeds of the sale, exchange, redemption or other disposition of the Notes, the name and address of the recipient and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld, but they do not apply with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations. A similar report is sent to the recipient.

In general, backup withholding (currently at the rate of 28%, but scheduled to increase to 31% for payments made after December 31, 2012) will apply to payments received by a U.S. Holder with respect to the Notes unless the U.S. Holder is (i) a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding tax rules. A U.S. Holder that does not provide us with its correct taxpayer identification number might be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Medicare Tax on Investment Income. On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010. This legislation requires certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, gross income from interest and gain on sale in respect of securities like the Notes, subject to certain exceptions, for taxable years beginning after December 31, 2012. Prospective purchasers of the Notes should consult their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the Notes.

Consequences to Non-U.S. Holders

Stated Interest on the Notes. Generally any interest paid to a Non-U.S. Holder of a Note that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment) will not be subject to U.S. federal income or withholding tax provided that:

●	the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock;

●	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are directly or indirectly a “related person” within the meaning of the applicable provisions of the Code;

●	the Non-U.S. Holder is not a bank receiving interest as described in Section 881(c)(3)(A) of the Code; and

●
the Non-U.S. Holder satisfies certain certification requirements on IRS Form W-8BEN or applicable substitute form, under penalties of perjury, that the Non-U.S. Holder is not a U.S. person and provide the name and address.

If a Non-U.S. Holder does not satisfy the preceding requirements, interest on a Note that is not effectively connected with a U.S. trade or business would generally be subject to U.S. withholding tax at a flat rate of 30% unless that rate is reduced or eliminated pursuant to an applicable tax treaty (provided certain certification requirements are met).

Sale, Exchange, Redemption, or other Taxable Disposition. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain realized on the sale, exchange, redemption or other taxable disposition of the Notes provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption or other disposition of the Notes, (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (d) we are not nor have we been a “United States real property holding corporation” for U.S. federal income tax purposes. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, redemption or other disposition of the Notes and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gains realized on the sale, exchange, redemption or other disposition of such Notes.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of the Notes is engaged in the conduct of a trade or business within the United States and if interest on the Notes, or gain realized on the sale, exchange, redemption or other disposition of the Notes, are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” above for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the Notes. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Information Reporting and Backup Withholding. We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid to, and the tax withheld, if any, with respect to, such Non-U.S. Holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns might also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement. Backup withholding and information reporting will not apply to payments by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury. Sales or exchanges of the Notes by a Non-U.S. Holder might be subject to information reporting, and might be subject to backup withholding at the applicable rate, currently 28% (but scheduled to increase to 31% for payments made after December 31, 2012), unless the seller certifies its Non-U.S. status (and certain other conditions are met) or otherwise establishes an exemption.

Backup withholding is not an additional tax. A Non-U.S. Holder might obtain a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability of any amounts withheld under the backup withholding rules provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Foreign Financial Institutions. On March 18, 2010, President Obama signed into law the Hiring Incentives to Restore Employment Act (the “Act”). The Act imposes withholding taxes on certain types of payments made to “foreign financial institutions” (as specifically defined in the Act) and certain other non-United States entities (including financial intermediaries) after December 31, 2012. The Act imposes a 30% withholding tax on “withholdable payments” to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. For these purposes, a “withholdable payment” includes any United States source payments of interest (including original issue discount), dividends, rents, compensation and other fixed or determinable annual or periodical gains, profits and income. If the payee is a foreign financial institution, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective purchasers of the Notes should consult their tax advisors regarding this legislation and the potential implications of this legislation on their particular circumstances.

LEGAL MATTERS

The validity of the Notes offered by this prospectus has been passed upon for us by Kilpatrick Townsend & Stockton LLP.

EXPERTS

The audited consolidated financial statements of United and its subsidiaries as of December 31, 2011 and 2010, and for the three-year period ended December 31, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, incorporated by reference in this prospectus have been audited by Porter Keadle Moore, LLC, independent registered public accounting firm, as stated in their report dated March 13, 2012, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Other than information deemed “furnished” rather than “filed” under the Exchange Act, we incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

●	our Proxy Statement for the 2012 Annual Meeting;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

●
our Current Reports on Form 8-K filed on January 6, 2012, January 26, 2012, March 21, 2012, April 16, 2012, April 26, 2012, May 16, 2012, May 24, 2012, July 6, 2012, July 26, 2012, September 19, 2012, October 4, 2012, October 22, 2012 and October 25, 2012;

●	all other reports filed by United pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2011; and

●
all documents filed after the filing of this registration statement but prior to the effectiveness of the registration statement, and all documents filed after the date of the effectiveness of the registration statement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from United without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Lois Rich, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265.

We maintain a website at http://www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available to the public on the Internet site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-3 to register the Notes to be issued under this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

PROSPECTUS

$35,000,000

9.0% SENIOR NOTES DUE 2017

_____________ , 2012

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$4,774.00
Legal fees and expenses	20,000.00
Accounting fees and expenses	5,000.00
Miscellaneous	5,000.00

Total	$34,774.00

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation provide that no director shall be personally liable to United or our shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the Georgia Business Corporation Code.

Our Bylaws require us to indemnify our directors, officers, employees, and agents against judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred in connection with various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.

In addition, our Bylaws require us to indemnify our directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of United to procure a judgment in our favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein. However, we will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to us, unless so ordered by the court in which the legal action or proceeding is brought.

A determination concerning whether or not the applicable standard of conduct has been met by a director, officer, employee, or agent seeking indemnification must be made by (1) a disinterested majority of the board of directors, (2) our legal counsel, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (3) an affirmative vote of a majority of shares held by the shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.

As provided under Georgia law, the liability of a director may not be eliminated or limited (1) for any appropriation, in violation of his duties, of any business opportunity of United, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful corporate distributions or (4) for any transaction from which the director received an improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to limitations.

Item 16. Exhibits.

Exhibit No.	Description

3.1
Restated Articles of Incorporation of United Community Banks, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to United Community Banks, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the SEC on August 9, 2011).

3.2
Amended and Restated Bylaws of United Community Banks, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to United Community Banks, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 4, 2011).

4.1
See Exhibits 3.1 and 3.2 for provisions of the Restated Articles of Incorporation of United Community Banks, Inc., as amended, and the Amended and Restated Bylaws, as amended, of United Community Banks, Inc., which define the rights of security holders.

4.2
Indenture with respect to the Company’s 9.0% Senior Notes due 2017, dated as of October 3, 2012, between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to United Community Banks, Inc.’s Current Report on Form 8-K, filed with the SEC on October 4, 2012).

4.3
Form of Definitive Note with respect to the Company’s 9.0% Senior Notes due 2017 (incorporated by reference to Exhibit 4.1 to United Community Banks, Inc.’s Current Report on Form 8-K, filed with the SEC on October 4, 2012).

5	Opinion and Consent of Kilpatrick Townsend & Stockton LLP

12	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Porter Keadle Moore, LLC.

23.2	Consent of Kilpatrick Townsend & Stockton LLP (included as part of Exhibit 5).

24	Power of Attorney (included on the Signature Page to the Registration Statement).

25	Form T-1 Statement of Eligibility of Trustee for Indenture.

Item 17. Undertakings

(a)              The undersigned registrant hereby undertakes:

    (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(i)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, United Community Banks, Inc. certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on December 28, 2012.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

Know all men by these presents, that each person whose signature appears below constitutes and appoints Jimmy C. Tallent and W.C. Nelson, Jr., or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 28, 2012.

Signature	Title

/s/ Jimmy C. Tallent	President, Chief Executive Officer and Director
Jimmy C. Tallent	(Principal Executive Officer)

/s/ Rex S. Schuette	Executive Vice President and Chief Financial
Rex S. Schuette	Officer (Principal Financial Officer)

/s/ Alan H. Kumler	Senior Vice President, Controller and Chief
Alan H. Kumler	Accounting Officer (Principal Accounting Officer)

/s/ W.C. Nelson, Jr.	Chairman of the Board
W.C. Nelson, Jr.

/s/ Robert H. Blalock	Director
Robert H. Blalock

/s/ Clifford V. Brokaw	Director
Clifford V. Brokaw

/s/ L. Cathy Cox	Director
L. Cathy Cox

[Signatures continued on next page]

[signatures continued from previous page]

/s/ Steven J. Goldstein	Director
Steven J. Goldstein

/s/ Robert L. Head, Jr.	Director
Robert L. Head, Jr.

/s/ Thomas A. Richlovsky	Director
Thomas A. Richlovsky

/s/ John D. Stephens	Director
John D. Stephens

/s/ Tim Wallis	Director
Tim Wallis

EXHIBIT INDEX

Exhibit	Description of Exhibit

5	Opinion and Consent of Kilpatrick Townsend & Stockton LLP.

12	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Porter Keadle Moore, LLC.

25	Form T-1 Statement of Eligibility of Trustee for Indenture.